      As filed with the Securities and Exchange Commission on June 24, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                        SANCHEZ COMPUTER ASSOCIATES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


PENNSYLVANIA                                         23-2161560
(State or Other Jurisdiction of                 (I.R.S. Employer
Incorporation or Organization)                  Identification Number)

                            40 VALLEY STREAM PARKWAY
                                MALVERN, PA 19355
                                  610-296-8877
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                      ------------------------------------

                               JOSEPH F. WATERMAN
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        SANCHEZ COMPUTER ASSOCIATES, INC.
                             40 VALLY STREAM PARKWAY
                                MALVERN, PA 19355
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)
                       ----------------------------------
                                   Copies to:
                            JAMES A. OUNSWORTH, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           SAFEGUARD SCIENTIFICS, INC.
                           800 THE SAFEGUARD BUILDING
                              425 DEVON PARK DRIVE
                                 WAYNE, PA 19087

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                       ----------------------------------
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                    CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum        Proposed maximum
  Title of securities        Amount to be          offering price            aggregate               Amount of
   to be registered           registered              per share          offering price (1)      registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, no par           444,050                $17.59(1)             $7,810,839.50              $2,304
value
-------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low sales price reported for such security by the Nasdaq National Market on June 17, 1998.
                         ------------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JUNE 24, 1998

PROSPECTUS

                                 444,050 SHARES

                        SANCHEZ COMPUTER ASSOCIATES, INC.

                                  COMMON STOCK

                      ------------------------------------

         This Prospectus, as appropriately amended or supplemented, relates to the offer and sale (the "Offering") from time to time by each of the shareholders listed under the caption "Selling Shareholders" (the "Selling Shareholders") of up to 444,050 shares of Common Stock, no par value (the "Common Stock" or the "Shares"), of Sanchez Computer Associates, Inc. ("Sanchez" or the "Company"). This Offering is made pursuant to the fulfillment by the Company of its contractual obligation to the Selling Shareholders to register shares of Common Stock held by the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. The Company has agreed to bear all of the expenses of the registration of the Shares, but all underwriting discounts or commissions relating to the sale of the Shares incurred by the Selling Shareholders will be borne by the Selling Shareholders. See "Plan of Distribution."

         The Shares may be offered by the Selling Shareholders from time to time in transactions (which may include block transactions) on the Nasdaq National Market, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). To the extent required, the specific amount of Common Stock to be sold, the purchase price and public offering price, the names of any resale agents, dealers or underwriters, and the terms and amount of any applicable commission or discount with respect to a particular offer will be set forth in a Prospectus Supplement and/or post-effective amendment to the Registration Statement of which this Prospectus constitutes a part.

         The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or profit received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Common Stock is traded on the Nasdaq National Market under the symbol "SCAI." On June 19, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $18.50 per share.

         FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS" BEGINNING ON PAGE 3.
                             ----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY

              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS JUNE 24, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material also may be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning the Company can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together will all exhibits and schedules thereto, referred to as this "Registration Statement") filed by the Company with the Commission under the Securities Act, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents of the Company filed with the Commission pursuant to the Exchange Act are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 30, 1998.

         (b) The Company's Current Report on Form 8-K dated February 5, 1998, as amended on Form 8-K/A filed with the Commission on April 20, 1998.

         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 filed with the Commission on May 14, 1998.

         (d) The description of the Company's shares of Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on November 8, 1996, registering the Common Stock under the Exchange Act.

         In addition, all reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of effectiveness of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Such requests should be addressed to Joseph F. Waterman, Senior Vice President and Chief Financial Officer, Sanchez Computer Associates, Inc., 40 Valley Stream Parkway, Malvern, Pennsylvania 19355, telephone 610-296-8877.

                                   THE COMPANY

         The Company was incorporated in Pennsylvania in 1981. The Company's principal executive offices are located at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355, and its telephone number is (610) 296-8877. The Company maintains a site on the World Wide Web. Information contained in the Company's web site shall not be deemed to be part of this Prospectus.

                                  RISK FACTORS

         In addition to the other information in this Prospectus or incorporated herein by reference, the following factors should be considered carefully by prospective investors in evaluating the Company and its business before transferring Rights or purchasing Common Stock offered hereby.

Dependence on Financial Services Industry

         The Company has in the past derived, and may in the future derive, all of its revenues from the marketing of its PROFILE products to financial services companies. In particular, the Company's revenues are highly dependent on information technology expenditures by these organizations. The Company's operations could be materially and adversely affected by certain economic changes within the financial services industry or the reduction in information technology expenditures in that industry. Merger and acquisition activity has been widespread in the financial services industry in recent years and is expected to continue in future years. As a result, the industry has experienced consolidation on a large scale, and this consolidation has had and will continue to have the effect of reducing the number of potential customers of the Company. Any significant increase in the level of such consolidation could adversely affect the Company's business, operating results and financial condition.

Intense Competition

         The financial services institutions software market is intensely competitive, rapidly evolving and subject to rapid technological change. Competitors vary in size and in the scope and breadth of their products and services. The Company encounters competition from a number of organizations which offer production software to financial services companies. Some of the Company's current and potential competitors have longer operating histories, better name recognition, and significantly greater financial, sales, marketing, technical and other competitive resources than the Company. As a result, they may be able to adapt more quickly than the Company to new or emerging technologies and changes in customer preferences or to devote greater resources than the Company to the development, promotion and sale of products. In addition, many of the Company's competitors have established, or may in the future establish, cooperative relationships or strategic alliances among themselves or with third parties to compete with the Company's products. Furthermore, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire market share.

         As many financial services companies continue to evaluate the replacement of their existing legacy systems, the Company believes that the financial services institutions software market will continue to attract new competitors and new technologies, possibly involving technologies that are more sophisticated and cost effective than the Company's technology. There can be no assurance that the Company will be able to compete successfully against any of these competitive pressures, any of which could result in lost orders or could compel the Company to make significant price reductions. The inability of the Company to avert these pressures successfully could result in a material adverse effect on the Company's business, operating results and financial condition.

Rapid Technological Change; Development of New Products; Risk of Product Errors

         The client/server application software market is characterized by rapid technological change, frequent new product introductions and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable in short periods of time. The Company expects new products and services, and enhancements to existing products and services, to be developed and introduced by others, which will compete with the products and services offered by the Company. The life cycles of the Company's products are difficult to estimate. The Company's future success will depend upon its ability to enhance its current products and to develop and introduce new products that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. There can be no assurance that the Company will be successful in developing and marketing new products or produce enhancements that meet these changing demands, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or that its new products and product enhancements will adequately meet the demands of the marketplace and achieve market acceptance. If the Company is unable to develop and introduce new products or product enhancements in a timely manner, or if a release of a new product does not achieve market acceptance, the Company's business, operating results and financial condition will be materially adversely affected. Software products such as those offered by the Company may contain errors or otherwise fail to function properly when first introduced or when new versions are released. There can be no assurance that errors will not be found in new products or releases after commencement of commercial shipments resulting in loss or delay in market acceptance, which could have a material adverse effect upon the Company's business, operating results and financial condition.

Continued Growth and Development of the Direct Banking Market

         A portion of the Company's growth strategy is dependent upon the development and expansion of the market for direct banking services (which include alternate delivery channels such as the networks which comprise the Internet) as well as market acceptance of the Company's products and services. The market for direct banking services has only recently begun to develop, and market acceptance of the Company's products and services is uncertain. Certain critical issues concerning commercial use of alternate delivery channels, including capacity, security, reliability, ease and cost of access, and quality of service are evolving and may adversely impact the growth in the use of these channels. Despite the implementation of security measures, the use of the Internet remains subject to unknown security risks which may further deter financial institutions from licensing the Company's PROFILE products and individuals from conducting transactions via electronic commerce. Accordingly, the Company cannot predict the size of the market for direct banking services or the rate at which such market will grow. If the market for direct banking services fails to grow, grows more slowly than anticipated, or becomes saturated with competitors, the Company's prospects could be adversely affected.

Reliance on Intellectual Property and Proprietary Rights

         The Company's success is heavily dependent upon the proprietary architecture and design of its PROFILE products. The Company relies primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. The Company seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. The Company presently has no patents or patent applications pending. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not develop similar technology independently.

         In general, while the most important features of PROFILE have been internally developed, the Company currently also relies on software provided by certain third parties for development languages. The Company believes, however, that if such software were no longer available to the Company, it could obtain substitute software from other sources.

         The Company is not aware that any of its products infringe the proprietary rights of any person or entity. There can be no assurance, however, that third parties will not claim infringement by the Company with respect to current or future products. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require the Company to enter into royalty or license agreements or cause the Company to discontinue the use of the challenged tradename, service mark or technology at potentially significant expense to the Company associated with the marketing of a new name or the development or purchase of replacement technology, all of which could have a material adverse effect on the Company. Such royalty or license agreements, if required, may not be available on terms acceptable to the Company, or at all, which could have a material adverse effect upon the Company's operating results and financial condition.

Concentration and Mix of Revenues; Ability to Obtain New Client Engagements

         Generally, in any given year, a small number of customers historically have each accounted for at least 10% of the Company's revenues. In 1997, three customers accounted for approximately 40% of the Company's revenues. In 1996, four customers accounted for approximately 75% of the Company's revenues. Since the installation of a large software application can be a complex, time intensive and costly process, customers generally only undertake these projects on an irregular basis and the projects often take approximately ten to 15 months to implement. As a result, the amount of revenues derived from any given customer may vary significantly from year to year. Accordingly, the Company expects that the identity of customers accounting for large portions of revenues will change from year to year. The inability of the Company from year to year to obtain large installation engagements could have a material adverse effect on the Company's business, operating results and financial condition. See Footnote 3 to the 1997 Consolidated Financial Statements incorporated by reference in this Prospectus.

Fluctuations in Quarterly Operating Results

         The Company has experienced and may in the future continue to experience fluctuations in its quarterly operating results. Factors that may cause the Company's quarterly operating results to vary include the timing of new contract closings, the initiation of license and service fee revenue recognition, one-time payments from clients for license expansion rights, and the completion of large installation projects. Certain of these factors may also affect the Company's personnel utilization rates which may cause further variation in quarterly operating results. Due to all of the foregoing factors, it is likely that in some future quarters the Company's operating results will be below the expectations of stock market analysts and investors. Regardless of the general outlook for the Company's business, the announcement of quarterly results of operations below analyst and investor expectations is likely to result in a decline in the trading price of the Common Stock.

Reliance on Strategic Relationships

         The Company has established non-exclusive partnership arrangements with several organizations, including Hewlett-Packard Company, International Business Machines Corporation, Digital Equipment Corporation ("Digital"), and Price Waterhouse LLP, that it believes are important to its sales, marketing and support activities. In particular, the Company's relationship with Digital has been instrumental in the Company's achievement of its historical revenue levels. While the establishment of strategic alliances with third parties has been important to the Company's past success and such alliances are a key to its future prospects, the Company does not believe that its written understandings with such third parties are necessary for the delivery of its products and services. However, the failure of the Company to maintain satisfactory relationships with its strategic partners could have a material adverse effect on the Company's business, operating results and financial condition.

Dependence on Key Personnel

         The Company believes that its continued success depends to a significant extent upon the efforts and abilities of its senior management. In particular, the loss of the services of Michael A. Sanchez, the Company's Chairman, or Frank R. Sanchez, the Company's President and Chief Operating Officer, or any of the Company's other executive officers or senior managers could have a material adverse effect on the Company's business, operating results and financial condition. The Company does not have employment agreements with any of its executive officers other than Richard H. Jefferson.

Ability to Attract and Retain Key Technical Employees

         The Company believes that its future success will also depend in large part upon its ability to attract and retain highly skilled technical, management and sales and marketing personnel. Moreover, because the development of the Company's software requires knowledge of computer hardware, operating system software, system management software and application software, key technical personnel must be proficient in a number of disciplines. Competition for such technical personnel is intense, and the failure of the Company to hire and retain talented technical personnel or the loss of one or more key employees could have an adverse effect on the Company's business, operating results and financial condition.

         Future growth, if any, of the Company will require additional engineering, sales and marketing, financial and administrative personnel, to expand customer services and support and to expand operational and financial systems. There can be no assurance that the Company will be able to attract and retain the necessary personnel to accomplish its growth strategies or that it will not experience constraints that will adversely affect its ability to satisfy customer demand in a timely fashion. If the Company's management is unable to manage growth effectively, the Company's business, operating results and financial condition could be adversely affected.

Control by Principal Shareholders

         Michael A. Sanchez, Frank R. Sanchez and Safeguard Scientifics, Inc. ("Safeguard"), the three largest shareholders of the Company, beneficially own in the aggregate approximately 49.9% of the outstanding Common Stock. As a result, such shareholders collectively have the voting power as a practical matter to influence the election of the Company's entire Board of Directors and the approval of all matters requiring shareholder approval.

Possible Issuances of Preferred Stock

         Shares of preferred stock may be issued by the Company in the future without stockholder approval and upon such terms as the Board of Directors may determine. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding stock of the Company and potentially prevent the payment of a premium to stockholders in an acquisition transaction. The Company has no present plans to issue any shares of preferred stock.

No Dividends

        To date, the Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash or other dividends in the foreseeable future. The Company's financing arrangements currently do not prohibit the Company from declaring or paying dividends or making other distributions on the Common Stock.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the shares. All of the proceeds from the sale of the Shares will be received by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 19, 1998 by each of the Selling Shareholders. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to the shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

         The information included below is based upon information provided by the Selling Shareholders. Because the Selling Shareholders may offer all, some or none of their Common Stock, no definitive estimate as to the number of shares thereof that will be held by the Selling Shareholders after such offering can be provided and the following table has been prepared on the assumption that all shares of Common Stock offered under this Prospectus will be sold. See "Plan of Distribution."




                                                Beneficial Ownership         Number of Shares         Beneficial Ownership
                                                Prior to the Offering(1)     to be Sold in the      After the Offering(1)(2)
                                             ------------------------------     Offering(2)    -------------------------------
                                                                             -----------------
                                                Number of                                        Number of
                 Name and Address                Shares         Percentage                         Shares          Percentage
                 ----------------            --------------     -----------                    --------------      -----------
          Safeguard Scientifics, Inc. (3).      3,144,092          27.0%            360,000       2,784,092           23.9%
            800 The Safeguard Building
            435 Devon Park Drive
            Wayne, PA  19087

          Robert D. Shear ................          45,623             *             45,623            -0-            0.0%
            c/o Greystone Solutions
          Incorporated
            100 Unicorn Park
            Woburn, MA  01801
                                                                                                     7,192
          K.S. Bhaskar (4)................          45,619             *             38,427                              *
            40 Valley Stream Parkway
            Malvern PA  19355


------------
*Less than 1%.

(1) Solely for the purpose of the percentage ownership calculation for each beneficial owner depicted herein, the number of shares of Common Stock deemed outstanding (i) assumes 11,652,335 shares of Common Stock outstanding as of June 19, 1998 and (ii) includes additional shares issuable pursuant to options or warrants held by such owner which may be exercised within 60 days after that date ("presently exercisable options").

(2)  Assumes the sale of all shares offered hereby.

(3) The shares are held of record by Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard.

(4) Includes 7,192 shares of Common Stock issuable pursuant to presently exercisable options.

                              PLAN OF DISTRIBUTION

         The Company is registering the shares of Common Stock offered by the Selling Shareholders pursuant to contractual registration rights contained or incorporated by reference in the Warrant dated April 12, 1988, as amended, issued by the Company to Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard, and the Reorganization Agreement (the "Reorganization Agreement") dated as of February 5, 1998 among the Company, System Acquisition Corp., Greystone Technology Corporation, Robert D. Shear and K.S. Bhaskar. The Shares offered hereby may be sold from time to time by the Selling Shareholders. Such sales may be effected by or for the account of the Selling Shareholders from time to time in transactions (which may include block transactions) on the Nasdaq National Market, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiatedprices. The Selling Shareholders may effect such transactions by selling the Shares directly to purchasers, through broker-dealers acting as agents for the Selling Shareholders, or to broker-dealers acting as agents for the Selling Shareholders, or to broker-dealers who may purchase Shares as principals and thereafter sell the Shares from time to time in transactions (which may include block transactions) on the Nasdaq National Market, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by Selling Shareholders may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares in amounts to be negotiated prior to sale. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         Upon the Company's being notified by the Selling Shareholders that any material arrangement has been entered into with a broker or dealer for the sale of Shares pursuant to this Registration Statement through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (a) the name of each such broker-dealer(s); (b) the number of Shares involved; (c) the price at which such Shares were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
(e) where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented; and (f) other facts material to the transaction.

         The Shares are listed on the Nasdaq National Market under the symbol "SCAI."

         The Company is bearing all costs relating to the registration of the Shares. However, any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the Shares will be borne by the Selling Shareholder selling such Shares. In addition, the Selling Shareholders will be indemnified by the Company against certain civil liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the issuance of the Shares offered by this Prospectus has been passed upon for the Company by John B. Wright, II, Esquire, 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945. Mr. Wright is Senior Corporate Counsel of Safeguard, one of the Selling Shareholders.

                                     EXPERTS

         The consolidated financial statements of Sanchez Computer Associates, Inc. as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

--------------------------------------------------------------------------------

         NO DEALER, SALESPERSON, OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSONS TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 --------------


                                TABLE OF CONTENTS



                                                                     PAGE
Available Information                                                  2
Incorporation of Certain Documents by Reference                        2
The Company                                                            3
Risk Factors                                                           3
Use of Proceeds                                                        6
Selling Shareholders                                                   7
Plan of Distribution                                                   7
Legal Matters                                                          8
Experts                                                                8



                                 444,050 SHARES


                        SANCHEZ COMPUTER ASSOCIATES, INC.


                                  COMMON STOCK


                                -----------------
                                   PROSPECTUS
                                -----------------

                                  JUNE 24, 1998

--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with the offering described in this Registration Statement. All of such amounts (except the SEC Registration
Fee) are estimated.


SEC Registration Fee                             $  2,304
Accounting Fees and Expenses                         5,000
                                                 ---------

Total                                            $  7,304
                                                 ---------
                                                 ---------



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Articles and By-laws require the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director or officer of the Registrant or any other person designated by the Board of Directors (which may include any person serving at the request of the Registrant as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise), in each case, against certain liabilities (including damages, judgments, amounts paid in settlement, fines, penalties and expenses (including attorneys' fees and disbursements)), except where such indemnification is expressly prohibited by applicable law, where such person has engaged in willful misconduct or recklessness or where such indemnification has been determined to be unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits of the matter. Pennsylvania law permits the Registrant to provide similar indemnification to employees and agents who are not directors or officers. The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the stockholders. Pennsylvania law also permits indemnification in connection with a proceeding brought by or in the right of the Registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Registrant maintains a directors and officers liability insurance policy which insures directors and officers of the Registrant in certain circumstances.

ITEM 16.  EXHIBITS

The following exhibits are filed as part of this Registration Statement:



EXHIBIT
NUMBER             DESCRIPTION
------             -----------

5         --       Opinion of John B. Wright, II, Esq., regarding legality of securities being registered

23.1      --       Consent of John B. Wright, II, Esq. (included in its opinion filed as Exhibit 5 hereto)

23.2      --       Consent of Coopers & Lybrand L.L.P.

24        --       Powers of Attorney (included as part of the signature page hereof)



ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Malvern, Commonwealth of Pennsylvania, on June 24, 1998.

                                         SANCHEZ COMPUTER ASSOCIATES, INC.

                                         By:/s/  JOSEPH F. WATERMAN
                                            ------------------------------------
                                                  Joseph F. Waterman
                                                  Senior Vice President and
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS FRANK SANCHEZ AND JOSEPH F. WATERMAN, OR EITHER OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT AND A RELATED REGISTRATION STATEMENT THAT IS TO BE EFFECTIVE UPON FILING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AND IN EACH CASE TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR THEIR SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                               Title (s)                                     Date

/s/ Michael A. Sanchez                  Chairman of the Board of Directors             June 24, 1998
-----------------------------------
Michael A. Sanchez

                                                                                       June 24, 1998
/s/ Ronald J. Zlatoper                  Chief Executive Officer and Director
-----------------------------------     (Principal Executive Officer)
Ronald J. Zlatoper

                                                                                       June 24, 1998
/s/ Frank R. Sanchez                    President, Chief Operating Officer and
-----------------------------------     Director
Frank R. Sanchez

                                                                                       June 24, 1998
/s/ Joseph F. Waterman                  Senior Vice President and Chief Financial
-----------------------------------     Officer (Principal Financial and Accounting
Joseph F. Waterman                      Officer)





                                                                                       June 24, 1998
/s/ Lawrence Chimerine                  Director
-----------------------------------
Lawrence Chimerine

                                                                                       June 24, 1998
/s/ Kailash C. Khanna                   Director
-----------------------------------
Kailash C. Khanna

                                                                                       June 24, 1998
/s/ John D. Loewenberg                  Director
-----------------------------------
John D. Loewenberg

                                                                                       June 24, 1998
/s/ Ira M. Lubert                       Director
-----------------------------------
Ira M. Lubert

                                                                                       June 24, 1998
/s/ Thomas C. Lynch                     Director
-----------------------------------
Thomas C. Lynch

                                                                                       June 24, 1998
/s/Warren V. Musser                     Director
-----------------------------------
Warren V. Musser



                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------
5        --       Opinion of John B. Wright, II, Esq., regarding legality of securities being registered

23.1     --       Consent of John B. Wright, II, Esq. (included in its opinion filed as Exhibit 5 hereto)

23.2     --       Consent of Coopers & Lybrand L.L.P.

24       --       Powers of Attorney (included as part of the signature page hereof)

